Fourth Quarter and Year End 2013 Earnings Conference Call NYSE: CVA FEBRUARY 12, 2014 Exhibit 99.2

Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to 2014 and future periods are as of February 12, 2014. Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. In each case, a reconciliation to the nearest GAAP measure is provided. 2 February 12, 2014

2013 Summary • Signed 20 year waste transport and disposal agreement with New York City for an estimated $2.8 billion in revenue • Acquired 1,050 ton-per-day EfW facility in Camden, NJ • Invested over $80 million in organic growth – will bear fruit in 2014 and beyond • Re-focused on North America EfW business and eliminated UK development • Returned $121 million of capital to shareholders via dividend and share repurchases Continuing Operations (1) Consolidated (2) (in millions, except EPS) FY 2012 FY 2013 FY 2013 FY 2013 Guidance (3) Revenue $1,643 $1,630 N/A N/A Adjusted EBITDA $507 $494 $490 $480 - $495 Free Cash Flow $277 $245 $237 $220 - $240 Adjusted EPS $0.58 $0.38 $0.36 $0.33 - $0.43 1) Excludes discontinued operations. In 2013, discontinued operations are comprised of development activities in the United Kingdom. In 2012, discontinued operations include our interest in our Bangladesh IPP facility as well as our development activities in the United Kingdom. 2) Includes discontinued operations. 3) Guidance as of 10/23/2013. 3 February 12, 2014 (Unaudited)

Waste Update

- **2013 Contract Extensions:**
  - Continued track record of success
  - Extended contracts totaling ~1.5 million annual tons for an average term of 5 years
- **2013 EfW Waste Revenue Drivers vs. 2012:**
  - Price up 0.5%, driven by increased mix of special waste
    - Service fee escalations up ~1%
    - MSW tip fees down ~1%
    - Special waste revenue growth of 16%
  - Debt service revenue down $16 million vs. 2012
- **Trends and Outlook:**
  - Market prices have firmed
  - Targeting +10% special waste growth annually – displaces lower priced MSW
  - Contractual escalations and special waste growth to offset lower debt service revenue and above market tip fee contract transitions over next few years

(Unaudited)

North America EfW (in millions, except price)	2012A	2013A	2014E
Waste Revenue:			
Waste & Service	$914	$926	$925 - $950
Debt Service (1)	47	35	21
Other (2)	17	10	5 - 10
Total	**$978**	**$971**	**$950 - $980**
Tons: (3)			
Contracted	15.2	15.0	
Uncontracted	3.3	3.5	
Total	**18.5**	**18.5**	**18.5 - 18.9**
Revenue per Ton: (4)			
Contracted	$48.94	$49.43	
Uncontracted	$50.41	$52.82	
Average	**$49.21**	**$50.07**	**$49.75 - $50.50**

Note: Price and volume % are calculated on same store basis.

1) Excludes pass-through lease payments for emission control system of ~$4 million in 2012 (included in "Other"). The $16 million referenced above includes these lease payments.
2) Other includes service revenue not directly related to waste processing.
3) Excludes liquid waste.
4) Calculated for waste and service revenue, excluding debt service and other revenue.

4 February 12, 2014

COVANTA
Powering Today. Protecting Tomorrow.

Energy Update North America EfW (in millions, except price) 2012A 2013A 2014E Energy Revenue: Energy Sales $271 $298 $310 - $325 Capacity 36 40 30 - 35 Total $307 $338 $340 - $360 MWh Sold: Contracted 3.5 3.6 3.1 - 3.2 Hedged 0.4 0.8 1.4 Market 0.9 1.0 1.0 - 1.1 Total 4.8 5.4 5.5 - 5.7 Revenue per MWh: (1) Contracted $60.85 $63.92 ~$65 Hedged $50.17 $39.01 ~$44 Market $42.73 $40.76 $45 - $50 Average $56.58 $55.98 $56 - $57 • 2013 EfW Energy Revenue Drivers vs. 2012: – Average energy price slightly down – Performance vs. expectations impacted negatively by unscheduled downtime and steam demand – $23 million revenue increase due to greater revenue share (service contract transitions) • Trends and Outlook: – Entering 2014 with 1.1 million EfW MWh at market – Strong YTD prices in Northeast due to cold weather – Guidance assumes FY 2014 average natural gas price of $4.50 / MMBtu • Biomass: – Anticipate running four facilities profitably during 2014 • 0.3 million MWh contracted • 0.4 million MWh at market 5 1) Excludes capacity revenue. February 12, 2014 (Unaudited)

Recycled Metals Update

- **2013 Revenue Drivers vs. 2012:**
  - Non-ferrous volumes up over 30%
  - Year-end run rates of ~340k tons ferrous and ~24k tons non-ferrous
  - Original 2013 guidance impacted by ~$10 million largely due to delays in new systems coming online
- **Trends and Outlook:**
  - New systems position CVA for substantial volume growth in 2014
    - Total spend of $52 million on new systems and enhancements since 2012; represents an approximate 4x investment multiple (1)
    - Anticipated $10 to $15 million of metal-related investments in FY 2014
  - Ferrous market price currently above full year 2014 estimate
  - Non-Ferrous currently in line with full year 2014 estimate

(Unaudited)

North America EfW ($ in millions, except price; tons in thousands)	2012A	2013A	2014E
Metals Revenue:			
Ferrous	$58	$56	$58 - $63
Non-Ferrous	14	17	23 - 26
Total	**$72**	**$73**	**$81 - $89**
Tons Sold:			
Ferrous	309	311	350 - 380
Non-Ferrous	15	20	25 - 29
Revenue per Ton:			
Ferrous	$188	$178	~$165
Non-Ferrous	$910	$852	~$900
Average HMS index price (2)	$368	$344	$330

1) Calculated using 2012 actual versus year end 2013 run rate volumes and 2014 estimated pricing.
2) Full year 2013 and 2012 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market. The 2014 average prices is Covanta's estimate.

6 February 12, 2014

COVANTA
Powering Today. Protecting Tomorrow.

Maintenance Update Total Company (in millions) 2012A 2013A 2014E Plant Maintenance Expense: EfW $213 $220 $230 - $240 Other 16 15 ~20 Total $229 $235 $250 - $260 Maintenance Capex: EfW $73 $79 $85 - $95 Other 12 8 ~10 Total $85 $87 $95 - $105 7 February 12, 2014 (Unaudited) • 2013 Drivers vs. 2012: – EfW plant maintenance expense (same-store) up $6 million (~2.5%) • Greater than expected unscheduled maintenance; also impacted waste, energy and metal revenues • Trends and Outlook: – Enhanced proactive maintenance program • Turbine generators – Typical year for planned major outages – Adding minor outages for inspection / upgrade • Long-lived facility components (20+ years) – Planned lifecycle replacements – Includes electrical infrastructure, cranes and cooling systems – Guidance assumes higher EfW maintenance spending: • $10 to $20 million expense • $5 to $15 million capex – 2014 is representative of go-forward run rate

2014 Business Outlook • Primary focus on execution in the core business – Consistent operating performance – Executing proactive maintenance program – Contract extensions and transitions • Executing key projects – Durham / York facility expected to begin operations in late 2014 – Preparation for New York City waste disposal contract – service scheduled to begin early 2015 • Organic growth – Increased recycled metals recovery – Continue to grow special waste revenue • Guidance drivers: – Benefit of prior investments, primarily the Camden acquisition, recycled metal recovery, and special waste – Improved energy price – Offsetting factors: Contract transitions, higher maintenance expense 8 February 12, 2014

Financial Overview 9 February 12, 2014

Revenue: 2013 vs. 2012 1,643 1,630 11 5 1 17 8 42 4 2012 Waste and Service Energy Metals Total Service Fee Contract Transitions Construction Other 2013 $ i n M il li o n s North America EfW Same Store + = (Unaudited) 10 February 12, 2014 + (1) 1) Includes biomass, Camden, loss of the Hartford contract, international, one-time insurance items, and other.

Adjusted EBITDA: 2013 vs. 2012 507 494 17 27 10 6 9 6 2012 Revenue Plant Operating Expenses Net Service Fee Contract Transitions Transactions Other 2013 $ i n M il li o n s North America EfW Same Store Hurricane Sandy in 2012 9 Unscheduled Downtime (11) Other (8) + = (3) 1) Includes a $16 million reduction in debt service pass through billings. 2) Includes impact of acquisitions, offset by loss of Hartford operating service contract. 3) Includes biomass, construction, international operations, overhead and one-time items. 11 (Unaudited) February 12, 2014 (1) (2)

Free Cash Flow: 2013 vs. 2012 277 245 13 11 1 2 7 2012 Adjusted EBITDA Cash Interest Construction Working Capital Maintenance Capex Other 2013 $ i n M il li o n s 12 (Unaudited) February 12, 2014 (1) 1) Primarily non-construction working capital.

Adjusted EPS: 2013 vs. 2012 0.58 0.38 0.01 0.08 0.06 0.05 0.02 2012 Share Repurchases Operating Income (excluding project debt) Effective Tax Rate Interest Expense Equity Income 2013 $ 13 (Unaudited) February 12, 2014

2014 Guidance Summary • Adjusted EBITDA – Benefit of prior investments, primarily the Camden acquisition, recycled metal recovery and special waste, as well as improved energy price, largely offset contract transitions and higher maintenance expense • Free Cash Flow – Lower Adjusted EBITDA (2), increased maintenance capital expenditures, higher cash interest expense and the negative impact from construction working capital (Note: impact from construction working capital will reverse in 2015) • Adjusted EPS – Increased equity income and lower ETR (Unaudited, in millions, except EPS) FY 2013 FY 2014 Guidance (1) Adjusted EBITDA $494 $470 - $500 Free Cash Flow $245 $170 - $210 Excluding construction working capital $251 $215 - $245 Adjusted EPS $0.38 $0.35 - $0.50 1) As of 2/11/2014. 2) At midpoint of guidance, as of 2/11/2014. 14 February 12, 2014

Adjusted EBITDA: 2014E vs. 2013 494 2013 One-time items in 2013 PPA Transitions Maintenance Expense Service Fee Contract Transitions Metals Revenue Energy (same store) Other Net North America EfW Other 2014E $ i n M il li o n s North America EfW + = (1) 1) Includes income from PPA buyout, insurance recoveries, and other one-time transactions. 2) Includes a $20 million reduction in debt service pass through billings. 3) Includes Camden, waste revenue and other plant operating expenses. 4) Includes biomass and international operations. 15 (Unaudited) February 12, 2014 + + + + + $(10) $(20) to $(10) +$10 to +$20 +$8 to +$16 +$5 to +$15 $(35) to $(15) +$10 to +$20 $470 to $500 $(15) (3) $(20) to $(25) (2) (4)

Free Cash Flow: 2014E vs. 2013 245 251 2013 Free Cash Flow 2013 FCF (Excluding Construction Working Capital) Adjusted EBITDA Maintenance Capex Cash Interest Expense Other 2014E FCF (Excluding Construction Working Capital) Construction Working Capital 2014E Free Cash Flow $ i n M il li o n s 16 (Unaudited) February 12, 2014 $(18) to $(8) $(5) +$5 to +$15 $215 to $245 $(45) to $(35) $170 to $210 $(24) to +$6 (1) 1) Includes Delaware Valley trust distributions, lower bonus payout and working capital (non-construction).

Adjusted EPS: 2014E vs. 2013 0.38 0.38 0.41 2013 Operating Income Effective Tax Rate Equity Income 2014E $ 17 (Unaudited) February 12, 2014 +$0.02 to +$0.04 $0.00 to +$0.05 $0.35 to $0.50 $(0.05) to +$0.05

Growth Investment Outlook Growth Investments (Unaudited, in millions) FY 2012 Actual FY 2013 Actual FY 2014 Outlook Metals recovery projects $ 15 $ 37 Other growth investments (1) 16 45 Sub-total: Organic growth investments $ 31 $ 82 $ 50 - $ 75 New York City contract (investment of ~$140 million ‘13 to ‘16) — 23 $ 75 - $100 Sub-total: Organic growth investments + NYC $ 31 $ 105 $ 125 - $175 Delaware Valley 94 — — Camden EfW Facility — 49 — New Jersey Transfer Stations — 8 — Sub-total: Acquisitions, net of cash acquired $ 94 $ 57 — Total growth investments $ 125 $ 162 $ 125 - $175 1) Includes investment at Essex (total investment of $70-$90 million from 2013 to 2016) and includes investment in Tartech JV. 18 February 12, 2014

Capitalization Summary 1) Debt balances are presented at principal value, not book value. 2) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal-related restricted funds. 3) Ratio is computed for Covanta Holding Corporation. Differs from calculation required under Covanta Energy’s credit facility. See slide 27 for a reconciliation of 2011, 2012 and 2013 Adjusted EBITDA. (Unaudited, in millions) 12/31/2011 12/31/2012 12/31/2013 Cash and Cash Equivalents $ 229 $ 243 $ 198 Restricted Funds (Debt Principal Related) 113 72 45 Corporate Debt: Secured $ 619 $ 358 $ 405 Unsecured 885 1,595 1,617 Total Corporate Debt $ 1,504 $ 1,953 $ 2,022 Project Debt 672 314 235 Total Debt (1) $ 2,176 $ 2,267 $ 2,257 Stockholders’ Equity $ 1,088 $ 1,055 $ 911 Net Debt (2) $ 1,834 $ 1,952 $ 2,014 Availability under Revolving Credit Facility $ 300 $ 584 $ 519 Net Debt / Adjusted EBITDA (3) 3.6x 3.9x 4.1x 19 February 12, 2014

Shareholder Returns • Dividend – Annualized cash dividend is $0.66 per share  3.6% yield (1) • Equates to ~37% payout of Free Cash Flow (2) – Q4 dividend of $22 million declared in December and paid in January 2014 • Share repurchases – $34 million in share repurchases in 2013 – Since program inception, repurchased 17.8% of shares outstanding at average price of $16.22 – Planning no share repurchases in 2014 in light of growth investment commitments (Unaudited, in millions) FY 2010 FY 2011 FY 2012 FY 2013 Share Repurchases $95 $230 $88 $34 Dividends Declared $233 $42 $81 $87 Total Capital Returned $328 $272 $169 $121 Shares Outstanding End of Period 150 136 132 130 1) Based on share price of $18.58 as of 2/10/2014. 2) At midpoint of Free Cash Flow guidance (excluding construction working capital), provided 2/11/2014. 20 February 12, 2014

Appendix 21 February 12, 2014

Long-term Outlook: Energy Detail North America EfW Facilities (Unaudited, in millions, except price) 2012A 2013A 2014E 2015E 2016E 2017E 2018E MWh Sold – CVA Share: Contracted 3.5 3.6 3.1 - 3.2 3.0 2.7 2.2 1.9 Hedged 0.4 0.8 1.4 0.9 0.4 0.0 0.0 Market 0.9 1.0 1.0 - 1.1 2.1 3.4 4.4 4.7 Total MWh Sold 4.8 5.4 5.5 - 5.7 ~6.0 ~6.5 ~6.6 ~6.6 Market Sales (MWh) by Geography: PJM East 0.4 0.6 0.4 0.8 1.9 2.6 2.6 NEPOOL 0.2 0.3 0.3 0.4 0.6 0.8 1.2 NYISO 0.1 0.0 0.1 0.3 0.4 0.4 0.4 Other 0.2 0.1 0.3 0.6 0.5 0.6 0.5 Total Market Sales 0.9 1.0 ~1.1 ~2.1 ~3.4 ~4.4 ~4.7 Revenue per MWh: (1) Contracted $60.85 $63.92 ~$65 Hedged $50.17 $39.01 ~$44 Market (2) $42.73 $40.76 $45 - $50 Average Revenue per MWh $56.58 $55.98 $56 - $57 22 February 12, 2014 Note: hedged generation as presented above reflects only existing hedges. 1) Excludes capacity revenue. 2) Based on assumed 2014 natural gas price of $4.50 / MMBtu. • Note: Production estimates for 2014 - 2018 are approximated based on historical operating performance and assume all service fee owned contracts transition to tip fee

Long-term Outlook: Debt Service Revenue 23 Project Debt Repayment (Unaudited, in millions): 2008– 2013 2014 2015 2016 2017 2018 Beyond 2018 Total Principal Payments $822 $50 $37 $14 $15 $16 $79 Total Change in Principal-Related Restricted Funds (167) (21) (6) — — (5) (9) Net Cash Used for Project Debt Principal Repayment $655 $29 $31 $14 $15 $11 $70 Client Payments for Debt Service: (1) (Unaudited, in millions) 2008– 2013 2014 2015 2016 2017 2018 Beyond 2018 Debt Service Revenue – Principal (1) $323 $19 $9 $3 $3 $2 $— Debt Service Revenue – Interest 91 3 2 1 1 — — Debt Service Billings in Excess of Revenue Recognized 103 2 2 5 5 — — Client Payments for Debt Service (2) $517 $24 $13 $9 $9 $2 $— Net Change in Debt Service Billings per Period $(79) $(20) $(11) $(4) $— $(7) $(2) 1) Includes pass-through lease payments for emission control system (~$4 million per year 2008-2012). 2) Related to Service Fee facilities only. Note: North American operations only. Excludes payments related to project debt refinancing. February 12, 2014

Tax Outlook • 2014 tax outlook: – 2014 effective tax rate expected to be 45-50%; cash taxes expected to be $10-15 million • Federal NOL availability and utilization outlook – 2013 U.S. Federal NOL balance of $343 million to be utilized over next 2-3 years • Utilization of the NOL will be driven by operating performance and the outcome of the IRS audit – PTC and MTC carry-forwards provide partial tax shield past NOL utilization – Under current expectations, not a full taxpayer until the end of the decade • NOL continues to represent significant value for shareholders (Unaudited, in millions) 2009 2010 2011 2012 2013 Book Taxes $46 $30 $35 $32 $40 Cash Taxes (net of refunds) 2 4 13 8 11 Difference $44 $26 $22 $24 $29 24 February 12, 2014

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow – Continuing Operations

	Q4		Full Year		Full Year
(Unaudited, in millions)	2013	2012	2013	2012	Estimated 2014 (1)
Net Income from Continuing Operations Attributable to Covanta Holding Corporation	**$27**	**$85**	**$45**	**$134**	**$45 - $65**
Operating loss related to insurance subsidiaries	1	1	2	10	(2) - 0
Depreciation and amortization expense	53	50	210	195	217 - 207
Debt service expense	40	37	159	145	162 - 146
Income tax expense (benefit)	29	(4)	40	32	30 - 55
Gain related to trust distribution	(4)	-	(4)	-	
Net (gains) write-offs	(1)	(44)	15	(57)	
Pension plan settlement expense (gain)	-	11	(6)	11	
Loss on extinguishment of debt	-	1	1	3	
Net income (loss) attributable to noncontrolling interests in subsidiaries	-	1	(1)	2	0 - 4
Other adjustments:					
Debt service billings in excess of revenue recognized	-	3	9	9	
Non-cash compensation expense	3	3	15	16	
Other non-cash items	4	2	9	7	
Subtotal other adjustments	**7**	**8**	**33**	**32**	**18 - 23**
Total adjustments–Continuing Operations	**125**	**61**	**449**	**373**	
Continuing Operations–Adjusted EBITDA	**$152**	**$146**	**$494**	**$507**	**$470 - $500**
Cash interest payments	(52)	(54)	(123)	(112)	
Cash taxes	(2)	1	(11)	(8)	
Working capital / other	(49)	(16)	(36)	(30)	
Cash flow provided by operating activities of continuing operations	**$49**	**$77**	**$324**	**$357**	**$265 – $310**
Plus: Cash flow used in operating activities from insurance subsidiaries	4	1	8	5	0 – 5
Less: Maintenance capital expenditures	(20)	(18)	(87)	(85)	(95) - (105)
Continuing Operations Free Cash Flow	**$33**	**$60**	**$245**	**$277**	**$170 - $210**
Construction working capital	(24)	(27)	(6)	(7)	(45) - (35)
Free Cash Flow excluding construction working capital–Continuing Operations	**$57**	**$87**	**$251**	**$284**	**$215 - $245**
Shares Outstanding End of Period	130	132	130	132	

1) Guidance as of 2/11/2014.

25 February 12, 2014

COVANTA
Powering Today. Protecting Tomorrow.

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow – Consolidated Q4 Full Year (Unaudited, in millions) 2013 2012 2013 2012 Net Income (loss) from Consolidated Operations Attributable to Covanta Holding Corporation $28 $82 $(7) $114 Operating loss related to insurance subsidiaries 1 1 2 10 Depreciation and amortization expense 53 50 210 195 Debt service expense 40 37 159 145 Income tax expense (benefit) 29 (4) 39 27 Gain related to trust distribution (4) - (4) - Net (gains) write-offs (1) (44) 62 (44) Severance and other restructuring - 1 3 1 Pension plan settlement expense (gain) - 11 (6) 11 Loss on extinguishment of debt - 1 1 3 Net income (loss) attributable to noncontrolling interests in subsidiaries - 1 (1) 2 Other adjustments: Debt service billings in excess of revenue recognized - 3 9 9 Non-cash compensation expense 3 3 15 16 Other non-cash items 5 2 8 7 Subtotal other adjustments 8 8 32 32 Total adjustments–Consolidated Operations 126 62 497 382 Adjusted EBITDA–Consolidated Operations $154 $144 $490 $496 Cash interest payments (52) (54) (123) (112) Cash taxes (2) 1 (11) (8) Working capital / other (51) (17) (40) (34) Cash flow provided by operating activities of consolidated operations $49 $74 $316 $342 Plus: Cash flow used in operating activities from insurance subsidiaries 4 1 8 5 Less: Maintenance capital expenditures (20) (18) (87) (85) Consolidated Operations Free Cash Flow $33 $57 $237 $262 Shares Outstanding End of Period 130 132 130 132 26 February 12, 2014

Non-GAAP Reconciliation: Adjusted EBITDA - Continuing Full Year (Unaudited, in millions) 2011 2012 2013 Net Income from Continuing Operations Attributable to Covanta Holding Corporation $93 $134 $45 Operating loss related to insurance subsidiaries 3 10 2 Depreciation and amortization expense 193 195 210 Debt service expense 122 145 159 Income tax expense (benefit) 59 32 40 Reversal of uncertain tax positions (24) - - Non-cash liability to pre-petition creditors 15 - - Gain related to trust distribution - - (4) Net (gains) write-offs - (57) 15 Gain on sale of business (9) - - Pension plan settlement expense (gain) - 11 (6) Loss on extinguishment of debt 1 3 1 Net income (loss) attributable to noncontrolling interests in subsidiaries 5 2 (1) Other adjustments: Debt service billings in excess of revenue recognized 22 9 9 Non-cash compensation expense 17 16 15 Other non-cash items 15 7 9 Subtotal other adjustments 54 32 33 Total adjustments–Continuing Operations 419 373 449 Continuing Operations–Adjusted EBITDA $512 $507 $494 Note: Adjusted EBITDA results provided to reconcile the denominator of the Net Debt / Adjusted EBITDA ratios on slide 19. 27 February 12, 2014

Non-GAAP Reconciliation: Adjusted EPS

(Unaudited, in millions, except per share amounts)	Q4 2013	Q4 2012	Full Year 2013	Full Year 2012	Full Year Estimated 2014 [1]
Continuing Operations–Diluted EPS	$0.21	$0.64	$0.35	$1.01	$0.35 - $0.50
Continuing Operations–Reconciling Items	(0.03)	(0.42)	0.03	(0.43)	-
Continuing Operations–Adjusted EPS	**$0.18**	**$0.22**	**$0.38**	**$0.58**	**$0.35 - $0.50**
Discontinued Operations–Diluted EPS	$0.01	$(0.02)	$(0.40)	$(0.15)	
Discontinued Operations–Reconciling Items	-	-	0.38	0.10	
Discontinued Operations–Adjusted EPS	0.01	(0.02)	(0.02)	(0.05)	
Consolidated–Adjusted EPS	**$0.19**	**$0.20**	**$0.36**	**$0.53**	
Continuing Operations–Reconciling Items					
Operating loss related to insurance subsidiaries	$1	$1	$2	$10	
Net (gains) write-offs	(1)	(44)	15	(57)	
Severance and other restructuring	2	-	2	-	
Pension plan settlement expense (gain)	-	11	(6)	11	
Gain related to trust distribution	(4)	-	(4)	-	
Loss on extinguishment of debt	-	1	1	3	
Loss on derivative instruments not designated as hedging instruments	(1)	-	(1)	(1)	
Effect of foreign exchange gain on indebtedness	-	-	-	(3)	
Other	(1)	(1)	-	-	
Total Reconciling Items, pre-tax	(4)	(32)	9	(37)	
Pro forma income tax impact	-	(24)	(5)	(22)	
Grantor trust activity	-	1	-	1	
Total Continuing Operations Reconciling Items, net of tax	**$(4)**	**$(55)**	**$4**	**$(58)**	
Discontinued Operations–Reconciling Items					
Net write-offs	$-	$-	$47	$13	
Severance and other restructuring	-	-	3	-	
Effect of foreign exchange gain on indebtedness	(1)	-	(1)	(1)	
Transaction-related costs	1	-	1	1	
Total Discontinued Operations–Reconciling Items	**$-**	**$-**	**$50**	**$13**	
Diluted EPS Impact					
Continuing Operations–Diluted EPS Impact from Reconciling Items	**$(0.03)**	**$(0.42)**	**$0.03**	**$(0.43)**	
Discontinued Operations–Diluted EPS Impact from Reconciling Items	**$—**	**$—**	**$0.38**	**$0.10**	
Weighted Average Diluted Shares Outstanding	130	132	130	133	

1) Guidance as of 2/11/2014.

28 February 12, 2014

COVANTA
Powering Today. Protecting Tomorrow.

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled for all periods to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations, less the results of operations of our insurance subsidiaries. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA reconciled for all periods to net loss and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP. Adjusted EPS We use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, income and loss from discontinued operations, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS reconciled for all periods to diluted earnings per share, which is believed to be the most directly comparable measure under GAAP. 29 February 12, 2014